UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

CECO Environmental Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-7099	13-2566064
(State or other jurisdiction of in corporation)	(Commission File Number)	(IRS Employer Identification No.)

4625 Red Bank Road Cincinnati, OH		45227
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 458-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2012, CECO Environmental Corp., through its subsidiary CECO Group, Inc. (collectively, the “Company” or “CECO”) acquired 100% of the capital stock of Adwest Technologies, Inc. (“Adwest”), pursuant to the terms of a Stock Purchase Agreement (“SPA”) among CECO and all of the shareholders of Adwest (the “Sellers”). Adwest is engaged in the business of manufacturing, installing and servicing regenerative thermal oxidizers used in air pollution abatement solutions.

The consideration paid by the Company to the Sellers in the transaction at closing was $4.0 million in cash and 52,632 shares of the Company’s common stock worth approximately $0.5 million (based on the average closing price of the Company’s common stock on the Nasdaq Global Market for the thirty trading days immediately preceding the date of the SPA). The total consideration paid excludes transaction costs and is subject to certain escrow restrictions and post-closing adjustments.

The consideration also includes a three year cash earn out payment of up to $1.65 million. The additional payment may be earned if Adwest’s EBITDA in each of the 2013, 2014 and 2015 fiscal years exceeds $1.2 million annually (the “EBITDA Target”), subject to the scale set forth below.

At Less Than 100% EBITDA Target, Earn Out Would Be Paid As Follows:

EBITDA Target of 100% pays	100%
EBITDA Target of 99% pays	95%
EBITDA Target of 98% pays	90%
EBITDA Target of 97% pays	85%
EBITDA Target of 96% pays	80%
EBITDA Target of 90% to 95% pays	75%
EBITDA Target of 80% to 89% pays	40%
EBITDA Target below 80%	0%

If the total EBITDA for 2013, 2014 & 2015 is equal to or exceeds $3.6 million, as measured on March 30, 2016, the Sellers are entitled to be paid the difference between $1.65 million and actual earn out payments received by the Sellers for prior years.

The parties to the SPA have made customary representations, warranties and covenants therein. The assertions embodied in those representations and warranties were made for purposes of the SPA and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the SPA. In addition, certain representations and warranties made as of a specified date may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

The foregoing description of the acquisition is included to provide information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 2.1	Stock Purchase Agreement dated December 31, 2012 (Schedules, exhibits and similar attachments to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2013	CECO Environmental Corp.

	By:	/s/ Benton L. Cook
Benton L. Cook
Interim Chief Financial Officer